UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): January 20, 2026 (January 15, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	file number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into the following private placement transactions with an institutional investor (the “Holder”) pursuant to which the Company issued to the Holder (i) a Common Stock Purchase Warrant, issued on January 9, 2023, to purchase up to 266,667 shares of the common stock of the Company, par value $0.0001 per shares (the “Common Stock” and the warrant, the “January 2023 Warrant”) at an exercise price of $3.83, (ii) a Series A Warrant, issued on November 2, 2023, to purchase up to 980,393 shares of Common Stock (the “November 2023 Warrant”) at an exercise price of $3.83, and (iii) a Series B-1 Warrant, issued on February 20, 2024, to purchase up to 735,296 shares of Common Stock (the “February 2024 Warrant”) at an exercise price of $5.05. The January 2023 Warrant, the November 2023 Warrant and the February 2024 Warrant are referred to collectively as the “Warrants.”

On January 15, 2026, the Company entered into a warrant inducement letter agreement with the Holder (the “Inducement Agreement”) pursuant to which the Holder agreed to exercise for cash the entirety of the Warrants at a reduced exercise price of $2.34 per share (with such exercise price being established for purposes of compliance with the listing rules of the Nasdaq Stock Market), resulting in gross proceeds to the Company of approximately $4.6 million. The resale of the shares of Common Stock underlying the Warrants have been registered pursuant to a Post-Effective Amendment to Form S-1 on a Registration Statement on Form S-3 (File No. 333-278564), which became effective with the Securities and Exchange Commission (“SEC”) on January 7, 2026.

Pursuant to the Inducement Agreement, in consideration for the immediate exercise of the Warrants in full for cash, the Company agreed to issue to the Holder, in a private placement transaction: (i) a five-year, Series A Common Stock Purchase Warrant to purchase up to 1,982,356 shares of Common Stock at an exercise price of $2.09 per share, and (ii) a 24-month, Series B Common Stock Purchase Warrant to purchase up to 1,982,356 shares of Common Stock at an exercise price of $2.09 per share (collectively, the “Inducement Warrants” and such aggregate 3,964,712 shares of Common Stock underlying the Inducement Warrants, the “Inducement Warrant Shares”). The Inducement Warrants are identical to each other, other than their dates of expiration and the absence of a “Black-Scholes put right” in the Series B Inducement Warrant.

The transactions contemplated by the Inducement Agreement (the “Inducement Transaction”) closed on January 20, 2026. The Company intends to use these net proceeds received from the Inducement Transaction for general working capital and general corporate purposes.

The terms of the Inducement Agreement require the Company to file a registration statement registering the Inducement Warrant Shares for resale (“Resale Registration Statement”) no later than February 14, 2026 and to its best efforts to cause the Resale Registration Statement to be effective by March 16, 2026 (or April 15, 2026 if the Resale Registration Statement is subject to SEC review).

The Company further agreed that until February 19, 2026, it will not (other than in connection with limited enumerated exceptions) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement (other than the Resale Registration Statement). The Company is further prohibited from entering into any “variable rate transaction” for a period of six months from the effective date of the Resale Registration Statement, subject to certain exceptions.

The Inducement Agreement also contains customary representations and agreements, including a provision for liquidated damages owed by the Company in the event that the Inducement Warrant Shares are not timely delivered upon future exercises of the Inducement Warrants.

The Inducement Warrants contain (i) customary stock-based anti-dilution protection, (ii) a cashless exercise provision in the event the Inducement Warrant Shares are not registered for resale at the time of exercise, (iii) beneficial ownership limitations that may be waived at the option of the Holder upon 61 days’ notice to the Company, (iv) in the case of the Series A Inducement Warrant, a put right granting the Holder the right to require the Company or its successor to exchange such warrant for the same kind of consideration, equivalent at their Black-Scholes value, offered to holders of Common Stock in the event of a Fundamental Transaction (as defined in the Inducement Warrants) and (v) other customary provisions for warrants of this type.

H.C. Wainwright & Co., LLC (“Wainwright”) acted the Company’s exclusive placement agent in connection with the Inducement Transaction. Pursuant to the Engagement Agreement dated May 2, 2024, as amended on August 2, 2024, December 22, 2024, February 7, 2025, April 5, 2025 and May 23, 2025 between Wainwright and the Company, the Company paid Wainwright (i) a cash fee equal to 7.0% of the gross proceeds received by the Company in the Inducement Transaction, (ii) issued to Wainwright or its designees warrants to purchase 138,765 shares of Common Stock representing 7.0% of the shares of Common Stock underlying the Inducement Warrants (the “Placement Agent Warrants”), (iii) paid Wainwright a management fee of 1.0% of the aggregate gross proceeds of the Inducement Transaction, and (iv) reimbursed Wainwright for certain expenses. The terms of the Placement Agent Warrants are substantially identical to the Series A Common Stock Purchase Warrant, except that the exercise price of the Placement Agent Warrants is $2.925 per share of Common Stock.

The foregoing descriptions of the Inducement Agreement, the Inducement Warrants, and the Placement Agent Warrants do not purport to be complete and are qualified by reference to the full text of such agreements, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2 and 4.3 respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Inducement Transaction are incorporated by reference into this Item 3.02. The Inducement Warrants, the Inducement Warrant Shares, the Placement Agent Warrants, and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Series A Common Stock Purchase Warrant
4.2	Form of Series B Common Stock Purchase Warrant
4.3	Form of Placement Agent Warrant
10.1	Warrant Inducement Agreement, dated February 15, 2026, by and between the Company and the Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: January 20, 2026	By:	/s/ Bradford Amman
Bradford Amman
Chief Financial Officer